CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178497 on Form S-8 of AGL Resources Inc. of our report dated June 27, 2013 appearing in this Annual Report on Form 11-K of the Nicor Companies Savings Investment Plan for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 27, 2013